SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 1, 2008

CASCADE CORPORATION

(Exact name of registrant as specified in charter)

Oregon	1-12557	93-0136592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 N.E. 201st Avenue
Fairview, Oregon 97024-9718
(Address of principal executive offices) (Zip Code)

(503) 669-6300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.                  Results of Operations and Financial Condition.

On April 3, 2008, we issued a press release announcing results for our fourth fiscal quarter and fiscal year ended January 31, 2008, and held a conference call regarding the results.  The press release is included as Exhibit 99.1 and the transcript of the conference call is included as Exhibit 99.2 to this Form 8-K.  This discussion, as well as the press release and the transcript, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or incorporated by reference in any filing under the Securities Act of 1933.

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors also approved incentive payments to the named executive officers listed below based on our results for the fiscal year ended January 31, 2008:

Named Executive Officer	Fiscal 2008 Incentive
Robert C. Warren, Jr., President and Chief Executive Officer	$616,000
Richard S. Anderson, Senior Vice President and Chief Financial Officer	309,000
Gregory S. Anderson, Senior Vice President-Human Resources	201,000
Joseph G. Pointer, Vice President-Finance	201,000
Jeffrey K. Nickoloff, Vice President-Corporate Manufacturing	164,000

The incentive payments of the executives named above were made under an executive incentive plan for the fiscal year ended January 31, 2008, under which the executives were eligible to receive a specified percentage (depending on position) of AIBT if AIBT exceeded $50 million.  The percentage of  AIBT each executive was entitled to receive increased if AIBT exceeded $60 million, and increased again if AIBT exceeded $80 million.  Annual cash incentive payments for each executive were limited to a maximum award amount if AIBT exceeded $88 million.   AIBT for fiscal 2008 was $80.3 million.  At the Compensation Committee’s discretion, the annual incentive payments for fiscal 2008 for Mr. Warren and Mr. R.S. Anderson were reduced by 10% due to results from our European operations that were below expectations.  The Compensation Committee elected to not make any other adjustments for individual performance in fiscal 2008.

Item 9.01.                  Financial Statements and Exhibits.

(d)  Exhibits.  The following exhibits are included with this report:

99.1               Press release issued on April 3, 2008.

99.2               Transcript of conference call held on April 3, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cascade Corporation

	By:	/s/ JOSEPH G. POINTER
Joseph G. Pointer
Secretary

Dated: April 7, 2008